FHAMS 2006-AA4 - 5/6                               Original Loan-To-Value Ratios

                                        Aggregate
        Original          Number of     Principal
        Loan-to-Value     Mortgage      Balance              Percentage of
        Ratios (%)        Loans         Outstanding          Mortgage Pool



      50.00 and Below      45           $12,662,718.12         5.70%

       50.01 to 55.00      13            $2,585,272.08         1.16%

       55.01 to 60.00      32           $11,132,238.00         5.01%

       60.01 to 65.00      70           $22,472,115.53        10.12%

       65.01 to 70.00      83           $27,489,235.60        12.38%

       70.01 to 75.00      69           $21,433,579.39         9.65%

       75.01 to 80.00     479          $119,396,347.89        53.78%

       80.01 to 85.00       2              $391,325.00         0.18%

       85.01 to 90.00      20            $3,601,689.25         1.62%

       90.01 to 95.00       3              $862,068.00         0.39%

Totals:                   816          $222,026,588.86       100.00%


Weighted Average Loan-to-Value Ratio:        72.86%





Tuesday, August 08, 2006    FIRST TENNESSEE SECURITES CORPORATION    Page 1 of 1